INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 2-76547 of
Oppenheimer Integrity Funds on Form N-1A of our report dated January 23, 2002, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

/s/Deloitte & Touche LLp
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Deloitte & Touche LLP

Denver, Colorado
April 26, 2002